EXHIBIT 23.3

HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm’s review of the proved oil and gas reserve quantities of APA Corporation as of December 31, 2023, and to all references to our Firm included in this registration statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

May 1, 2024

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
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